FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 20, 2011

Quantum Assets, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53715	26-3452407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 6592 Statesville, NC  28687
 (Address of principal executive offices) (Zip Code)

704-799-5500
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01   Changes in Company’s Certifying Accountant.

Quantum Assets, Inc. has received notice that Silberstein Ungar, PLLC has resigned as the independent auditors of the Company. The Company has been informed by Silberstein Ungar that the reasons for its action are not related to any disagreements between Quantum Assets and Silberstein Ungar on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

On May 12, 2011, the Company engaged Stan Jeong-Ha Lee as the independent auditor for the Company.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 17, 2010, Pamela McClanahan, age 43, was appointed as Treasurer of the Company.  Ms. McClanahan’s employment is at-will.  Her salary has not yet been determined by the Company’s Board of Directors.  From 2007 to present, Ms. McClanahan has acted an independent tax and accounting consultant.  She also served as home school educator from 2006 to 2009.  Prior to that, Ms. McClanahan was an elementary school teacher at Statesville Christian School in Statesville, NC.

On November 17, 2010, F. Tony Hosseini, age 52, was appointed as a Member of the Board of Directors of the Company.  Mr. Hosseini is the Founder and Chairman of FTH Group, Inc., an investment management company in South Carolina and was Founding Director of NC Selective Fund, a TPA-managed self-insurance fund underwriting worker’s compensation insurance.  He was the chief executive officer of TWG Mortgage, a mortgage banking firm with offices in Ohio, North Carolina and Florida, and served as a member of Board of Directors of both Genesis Securities and Amvest, Inc., two investment banking firms in Ohio.  Prior to those engagements, Mr. Hosseini gained significant experience as a Securities and Pension Specialist with John Hancock Mutual Insurance Company, structuring a broad investment portfolio for the company.  Mr. Hosseini also served as chief executive of Silk Road International, Inc., providing consulting services to joint ventures in developing countries in areas of energy healthcare, housing, and other infra-structural activities.  In 2008, Mr. Hosseini co-founded Rock Communities, a wellness resort company in South Carolina.  He also serves as a Director of Sina Care Centers, Inc., a holistic wellness company in Denver, Colorado that he co-founded in 1996.

On November 17, 2010, Lewis C. Warren, age 49, was appointed as a Member of the Board of Directors.  From 2003 to 2009, Mr. Warren served as Director of Sales, Marketing and Land Acquisitions for D.R. Horton, one of America’s leading builders and developers and a member of the Fortune 200.  He developed and managed projects producing sales exceeding $500 million.  His other corporate experience included key executive sales and marketing positions with Del Webb Corporation, a leading national builder and developer of the Sun City Retirement Communities, and national resort developer Fairfield Communities.  Mr. Warren was Executive Vice President and Asset Manager for a private equity firm, where he managed a successful 2500-acre residential golf community.  He also was a commercial real estate broker and consultant to the resort development industry and a sales and marketing executive for an international resort developer.  He is a graduate of LaSalle University with a Master of Science degree in Real Estate.  He is a current or previous member of the North Carolina, South Carolina, and Georgia Boards of Realtors, the National Home Builders Association, the American Resort Developers Association, The Urban Land Institute, and the National Golf Foundation.

Item 9.01    Exhibits

99.1    Letter from Silberstein Ungar, PLLC dated April 6, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quantum Assets, Inc., a Nevada corporation

Dated: May 20, 2011	By:	/s/ Steve Curling
Steve Curling, President and Corporate Secretary

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